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                                                                     EXHIBIT 2.3


                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

VENTRA MANAGEMENT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY
CERTIFY:

FIRST: That at a meeting of the Board of Directors of VENTRA MANAGEMENT, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered FIRST so that, as amended, said Article shall be and read as follows: THE NAME OF THE CORPORATION SHALL BE ADVANCED PLANT PHARMACEUTICALS, INC.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said NAME CHANGE has caused this certificate to be signed by Myron A. Baker, its President and Myron A. Baker, its Secretary this 20th day of July, 1994.

                                    By:      /s/  Myron A. Baker
                                            --------------------
                                            President

                                            /s/  Myron A. Baker
                                            --------------------
                                            Secretary